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                                                            Exhibit 23.1
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Stock Option Plan for Executive and Key Employees of StreamLogic Corporation of our report dated June 28, 1996, with respect to the consolidated financial statements and schedule of StreamLogic Corporation included in its Transition Report (Form 10-K) for the three months ended March 29, 1996, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

Los Angeles, California
June 28, 1996